                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica Bond                                Security Description: Targa 4.125 11/15/19

Issuer:  Targa Resources Partners                         Offering Type: 144a
                                                          (US Registered, Eligible Muni, Eligible Foreign, 144A)

                                                                    In Compliance
       REQUIRED INFORMATION       ANSWER    APPLICABLE RESTRICTION    (Yes/No)
     -------------------------  ----------  ----------------------  -------------

1.   Offering Date               10/23/14   None                         N/A

2.   Trade Date                  10/23/14   Must be the same as #1       Yes

3.   Unit Price of Offering         100     None                         N/A

4.   Price Paid per Unit            100     Must not exceed #3           Yes

5.   Years of Issuer's                      Must be at least three
     Operations                     3+      years *                      Yes

6.   Underwriting Type             Firm     Must be firm                 Yes

7.   Underwriting Spread                    Sub-Adviser
                                            determination to be
                                    1%      made                         Yes

8.   Total Price paid by the
     Fund                        1,706,000  None                         N/A

9.   Total Size of Offering     800,000,000 None                         N/A

10.  Total Price Paid by the
     Fund plus Total Price
     Paid for same securities
     purchased by the same
     Sub-Adviser for other                  #10 divided by #9 must
     investment companies       17,024,000  not exceed 25% **            Yes

11.  Underwriter(s) from whom
     the Fund purchased                     Must not include
     (attach a list of all                  Sub-Adviser
     syndicate members)            BAML     affiliates ***               Yes

12.  If the affiliate was lead
     or co-lead manager, was
     the instruction listed
     below given to the
     broker(s) named in
     #11? ****                      N/A     Must be "Yes" or "N/A"       Yes

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                  Loomis Sayles & Co LP
                                                  -----------------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii), whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [_]
**** The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

Last revised 1/12/2010

DES
TARGA RES PRTNRS NGLS 4 1/8 11/19             97.000/97.000  (4.817/4.817) TRAC
NGLS 4 1/8 11/15/19 Corp                          Page 1/11  Description: Bond
                   94) Notes [Graphic]       95) Buy    96) Sell   97) Settings

   21) Bond Description  22) Issuer Description

Pages                     Issuer Information                           Identifiers
   1)  Bond Info          Name      TARGA RESOURCES PARTNERS           ID Number    EK5653457
   2)  Addtl Info         Industry  Pipeline                           CUSIP        87612BAQ5
   3)  Covenants          Security Information                         ISIN         US87612BAQ59
   4)  Guarantors         Mkt Iss   Priv Placement                     Bond Ratings
   5)  Bond Ratings       Country   US            Currency   USD       Moody's      Ba2
   6)  Identifiers        Rank      Sr Unsecured  Series     144A      S&P          BB+
   7)  Exchanges          Coupon    4.125         Type       Fixed     Composite    BB
   8)  Inv Parties        Cpn Freq  S/A                                CBRS         NA
   9)  Fees, Restrict     Day Cnt   30/360        Iss Price  100.00000 Issuance & Trading
   10) Schedules          Maturity  11/15/2019                         Aggregated Amount Issued/Out
   11) Coupons            MAKE WHOLE @50 until 11/15/16/ CALL 11/15... USD          800,000.00 (M)/
Quick Links               Iss Sprd   262.00bp vs T 1 3/4 09/30/19      USD          800,000.00 (M)
   32) ALLQ Pricing       Calc Type  (1)STREET CONVENTION              Min Piece/Increment
   33) QRD Quote Recap    Announcement Date         10/23/2014             2,000.00 / 1,000.00
   34) TDH Trade Hist     Interest Accrual Date     10/28/2014         Par Amount          1,000.00
   35) CACSCorp Action    1st Settle Date           10/28/2014         Book Runner      JOINT LEADS
   36) CF  Prospectus     1st Coupon Date           05/15/2015         Reporting              TRACE
   37) CN  Sec News
   38) HDS Holders
   39) VPR Underly Info

   66) Send Bond

Australia 61 2 9777 8600 Brazil 5511 2395 9000 Europe 44 20 7330 7500 Germany
49 69 9204 1210 Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212
1000 U.S. 1 212 318 2000 Copyright 2014 Bloomberg Finance L.P.
                       SN 567025 EST GMT-5:00 G594-4769-0 15-Dec-2014 11:35:17

DES
Screen Printed
NGLS 4 1/8 11/15/19 Corp                          Page 8/11  Description: Bond
                   94) Notes [Graphic]       95) Buy    96) Sell   97) Settings

   21) Bond Description  22) Issuer Description

Pages                       Involved Parties
   1)  Bond Info                      Date  Groups
   2)  Addtl Info           --------------- ---------------------
   3)  Covenants            51) 10/23/2014  Syndicate
   4)  Guarantors           52) 10/23/2014  Agents-Trustees/Etc.
   5)  Bond Ratings         53) 10/23/2014  Legal Adviser
   6)  Identifiers
   7)  Exchanges            Syndicate
   8)  Inv Parties          Role                                  Name                          Amount (M)
   9)  Fees, Restrict       ------------------------------------- ----------------------------  ----------
   10) Schedules            Joint Lead Managers-Books             Bank of America Merrill Lynch
   11) Coupons              Joint Lead Managers-Books             Goldman Sachs & Co
Quick Links                 Joint Lead Managers-Books             RBS Securities Corp
   32) ALLQ Pricing         Joint Lead Managers-Books             UBS Securities LLC
   33) QRD Quote Recap      Joint Lead Managers-Books             Wells Fargo & Co
   34) TDH Trade Hist       Sr Co-Manager(s)                      BBVA Securities Inc
   35) CACSCorp Action      Sr Co-Manager(s)                      Capital One Securities Inc
   36) CF  Prospectus       Reopenings History
   37) CN  Sec News         Auction Type                          Announce Date  Effective Date     Amount
   38) HDS Holders          ------------------------------------- -------------  -------------- ----------
   39) VPR Underly Info     New Issue                                10/23/2014      10/23/2014 800,000.00

   66) Send Bond

Australia 61 2 9777 8600 Brazil 5511 2395 9000 Europe 44 20 7330 7500 Germany
49 69 9204 1210 Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212
1000 U.S. 1 212 318 2000 Copyright 2014 Bloomberg Finance L.P.
                       SN 567025 EST GMT-5:00 G594-4769-0 15-Dec-2014 11:35:44

DES
Screen Printed
NGLS 4 1/8 11/15/19 Corp                          Page 8/11  Description: Bond
                   94) Notes [Graphic]       95) Buy    96) Sell   97) Settings

   21) Bond Description  22) Issuer Description

Pages                       Involved Parties
   1)  Bond Info                      Date  Groups
   2)  Addtl Info           --------------- ---------------------
   3)  Covenants            51) 10/23/2014  Syndicate
   4)  Guarantors           52) 10/23/2014  Agents-Trustees/Etc.
   5)  Bond Ratings         53) 10/23/2014  Legal Adviser
   6)  Identifiers
   7)  Exchanges            Syndicate
   8)  Inv Parties          Role                                  Name                         Amount (M)
   9)  Fees, Restrict       ------------------------------------- ---------------------------- ----------
   10) Schedules            Sr Co-Manager(s)                      Capital One Securities Inc
   11) Coupons              Sr Co-Manager(s)                      ING Financial Markets LLC
Quick Links                 Sr Co-Manager(s)                      Morgan Stanley
   32) ALLQ Pricing         Sr Co-Manager(s)                      PNC Capital Markets
   33) QRD Quote Recap      Co-Manager(s)                         ABN AMRO Securities USA LLC
   34) TDH Trade Hist       Co-Manager(s)                         Comerica Securities
   35) CACSCorp Action      Co-Manaqer(s)                         HSBC Securities
   36) CF  Prospectus       Reopenings History
   37) CN  Sec News         Auction Type                          Announce Date Effective Date     Amount
   38) HDS Holders          ------------------------------------- ------------- -------------- ----------
   39) VPR Underly Info     New Issue                                10/23/2014     10/23/2014 800,000.00

   66) Send Bond

Australia 61 2 9777 8600 Brazil 5511 2395 9000 Europe 44 20 7330 7500 Germany
49 69 9204 1210 Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212
1000 U.S. 1 212 318 2000 Copyright 2014 Bloomberg Finance L.P.
                       SN 567025 EST GMT-5:00 G594-4769-0 15-Dec-2014 11:35:50

DES
Screen Printed
NGLS 4 1/8 11/15/19 Corp                          Page 8/11  Description: Bond
                     94) Notes [Graphic]       95) Buy  96) Sell  97) Settings

   21) Bond Description  22) Issuer Description

Pages                       Involved Parties
   1)  Bond Info                      Date  Groups
   2)  Addtl Info           --------------- ---------------------
   3)  Covenants            51) 10/23/2014  Syndicate
   4)  Guarantors           52) 10/23/2014  Agents-Trustees/Etc.
   5)  Bond Ratings         53) 10/23/2014  Legal Adviser
   6)  Identifiers
   7)  Exchanges            Syndicate
   8)  Inv Parties          Role                                  Name                            Amount (M)
   9)  Fees, Restrict       ------------------------------------- ------------------------------- ----------
   10) Schedules            Sr Co-Manager(s)                      PNC Capital Markets
   11) Coupons              Co-Manager(s)                         ABN AMRO Securities USA LLC
Quick Links                 Co-Manager(s)                         Comerica Securities
   32) ALLQ Pricing         Co-Manager(s)                         HSBC Securities
   33) QRD Quote Recap      Co-Manager(s)                         Natixis Securities North Americ
   34) TDH Trade Hist       Co-Manager(s)                         SMBC Nikko Securities America
   35) CACSCorp Action      Co-Manaqer(s)                         US Bancorp
   36) CF  Prospectus       Reopenings History
   37) CN  Sec News         Auction Type                          Announce Date   Effective Date      Amount
   38) HDS Holders          ------------------------------------- -------------   --------------  ----------
   39) VPR Underly Info     New Issue                                10/23/2014       10/23/2014  800,000.00

   66) Send Bond

Australia 61 2 9777 8600 Brazil 5511 2395 9000 Europe 44 20 7330 7500 Germany
49 69 9204 1210 Hong Kong 852 2977 6000 Japan 81 3 3201 8900 Singapore 65 6212
1000 U.S. 1 212 318 2000 Copyright 2014 Bloomberg Finance L.P.
                       SN 567025 EST GMT-5:00 G594-4769-0 15-Dec-2014 11:36:01